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                                                                   EXHIBIT 10.20

                                                                   [FINOVA LOGO]
                                                      FINOVA Capital Corporation
                                                              10 Waterside Drive
                                              Farmington, Connecticut 06032-3065
                                                                  (860) 676-1818


MASTER LEASE AGREEMENT No. S7620, Dated January 27, 2000 ("Lease")

FINOVA Capital Corporation ("we", "us" or "FINOVA"), having its principal place of business at FINOVA Corporate Center, 4800 North Scottsdale Road, Scottsdale, Arizona 85251, agrees to lease to TRITON NETWORK SYSTEMS, INC. ("you" or "Lessee") and you agree to lease from us, the equipment ("Equipment") described in any schedule to this Lease (a "Schedule"). The Equipment also includes any replacement parts, repairs, additions and accessories that you may add to the Equipment. We may treat any Schedule as a separate lease containing all of the provisions of this Lease.

     1.  PURCHASING AND INSTALLING THE EQUIPMENT.

     We will purchase the Equipment from (a) you directly, in the case of previously acquired Equipment (4 months old or newer as of the beginning of the Term of the applicable Schedule), or (b) the Supplier you chose. The Supplier will deliver the Equipment to you at your expense. You will properly install the Equipment at your expense at the location(s) indicated in the Schedule. All equipment is subject to review and acceptance by us prior to the beginning of the Term of the applicable Schedule.

     2.  TERM.

         (a) The Term of each Schedule begins when any of the Equipment on that
             Schedule is delivered to you, or a later date that we agree to in writing.

         (b) The Term continues until you fully perform all of your obligations under this Lease and the Schedule.

         (c) If the Equipment is not delivered, installed and accepted by you by the Expiration Date indicated in the Schedule, we may terminate this Lease and the Schedule as to the Equipment that was not delivered, installed and accepted by giving you 10 days written notice of termination.

         (d) Before we make any progress payment or final payment for the Equipment on any Schedule, we require the following:

             (1) That no payment is past due to us under any lease, loan or other financial arrangement that you or any guarantor have with us.

             (2) That you are complying with all the terms of this Lease.

             (3) That we have received all the documents we requested, including the signed Schedule and Delivery and Acceptance Certificate.

             (4) That there has been no material adverse change in your financial condition, business or operations from the condition that you disclosed to us.

     3.  RENT.

         (a) The rent is indicated on the Schedule. The rent is payable periodically in advance from time to time (for example, monthly). You agree that you owe us the total of all of these rent payments over the Term of the Schedule.

         (b) The first rent payment is due at the beginning of the Term or at a later date that we agree to in writing. Subsequent rent payments are due on the same day of each successive period until you pay us in full all of the rent and any other charges or expenses you owe us.

         (c) If the first rent payment is due later than the beginning of the Term, you will also pay us interim rent on the first rent payment date. The interim rent will be for the period from the beginning of the Term until the date that the first rent payment is due. Interim rent will be calculated at the same rate as the regular rent payment, but on a daily basis for the number of days for which interim rent is due, based upon a 30 day month.

         (d) YOUR OBLIGATION TO PAY US ALL RENT IS ABSOLUTE AND UNCONDITIONAL. YOU ARE NOT

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             EXCUSED FROM PAYING THE RENT, IN FULL, FOR ANY REASON. YOU AGREE
             THAT YOU HAVE NO DEFENSE FOR FAILURE TO PAY THE RENT AND YOU WILL NOT MAKE ANY COUNTERCLAIMS OR SETOFFS TO AVOID PAYING THE RENT.


     4. NON-CANCELABLE LEASE. YOU AGREE THAT YOU MAY NOT CANCEL OR TERMINATE THIS LEASE OR ANY SCHEDULE.

     5. PROTECTION OF OUR INTEREST IN THE EQUIPMENT; FEES.

         (a) The Equipment is our property. It will remain our property. You will not own the Equipment unless the Schedule gives you an option to purchase the Equipment and you have exercised that option and paid us in full for the Equipment and any other amounts you may owe us. If we request, you will put labels stating "PROPERTY OF FINOVA" on the significant and large dollar amount items of Equipment where they are clearly visible.


         (b) You give us permission to add to this Lease or any Schedule the serial numbers and other information about the Equipment.

         (c) While this Lease is intended to be a lease (and not a loan), to secure all of your now existing or hereafter arising obligations to us, you grant us a security interest in the Equipment (and all accessions and additions thereto, substitutions for and replacements of the Equipment) and all proceeds of the foregoing, including, without limitation, insurance proceeds, to protect our interest in the Equipment. If this Lease is later determined to be a security agreement. This security interest will be a first security interest covering the Equipment. You give us permission to file this Lease or Uniform Commercial Code financing statements, at your expense, in order to perfect this security interest. You also give us permission to sign your name on the Uniform Commercial
             Code financing statements where this is permitted by law.

         (d) You will pay our costs and reasonable fees for documentation, closing, administration and termination of this Lease. These fees include such items as reasonable attorneys fees and expenses incurred in preparing this Lease and all amendments, supplements and waivers hereto, as well as due diligence searches and fees for preparing and filing UCC terminations and releases. You will also pay any filing, recording or stamp fees or taxes resulting from filing this Lease or Uniform Commercial Code financing statements.


         (e) At your expense, you will defend our ownership rights in the Equipment against, and keep the Equipment free of, any legal process, liens, attachments, levies and executions. You will give us immediate written notice of any legal process, liens, attachments, levies or executions, and you will indemnify us against any loss that results to us from these causes.

         (f) You will notify us at least 15 days before you change the address of your principal executive office.

         (g) You will notify us at least 15 days before you change your state of incorporation.

         (h) You will promptly sign and return additional documents that we may request in order to protect our interest in the Equipment.

         (i) The Equipment is personal property and will remain personal property. You will not incorporate it into real estate and will not do anything that will cause the Equipment to become part of real estate or a fixture.


     6. CARE, USE, LOCATION AND ALTERATION OF THE EQUIPMENT.

         (a) You will make sure that the Equipment is maintained in good operating condition, and that it is serviced and repaired when this is necessary to keep the Equipment in good operating condition. All maintenance must be done according to the Supplier's or Manufacturer's requirements or recommendations. All maintenance must also comply with any legal or regulatory requirements.

         (b) You will maintain service logs for the Equipment, if applicable, and permit us and our agents to inspect the Equipment, the

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             service logs and service reports. You give us and our agents permission to make copies of the service logs and service reports.

         (c) We will give you prior notice if we, or our agents, want to inspect the Equipment or the service logs or service reports. We may inspect it during regular business hours. If we find during an inspection that you are not complying with this Lease or if you are otherwise in default under this Lease, you (and not us) will pay our travel, meals, and lodging costs, our salary costs, and our costs and fees and those of our agents for inspection. You will promptly cure any problems with the Equipment that are discovered during our inspections.

         (d) You will use the Equipment only for business purposes. You will obey all legal and regulatory requirements in your use of the Equipment.

         (e) You will make all additions, modifications and improvements to the Equipment that are required by law or government regulation. Otherwise, you will not alter the Equipment without our written permission. You will replace all worn, lost, stolen, or destroyed parts of the Equipment with replacement parts that are as good or better than the original parts. The new parts will become our property upon replacement.

         (f) You will not remove the Equipment from the location indicated in the Schedule without our prior written permission.

         (g) You will not convey, assign, sell, mortgage, transfer, encumber, pledge, hypothecate, grant a first security interest in, grant options with respect to, lease or otherwise dispose of all or any part of any interest whatsoever in or to any or all of the Equipment or the location indicated in the Schedule, or any interest therein.


     7.  RETURN OF EQUIPMENT. Unless otherwise stated in the Schedule:

         (a) You must give us written notice at least 120 days before the end of the Term if you want to purchase the Equipment from us.

         (b) You must give us written notice at least 120 days before the end of the Term if you want to return the Equipment to us.

         (c) If you do not give us written notice at least 120 days before the end of the Term either that you want to purchase or that you want to return the Equipment, you will continue to rent the Equipment and this Lease and the Schedule will be automatically extended for a term of three (3) months and continue thereafter on a month to month basis until 120 days after we receive your notice. The rent will be the same monthly rental, subject to adjustment, as stated in the Schedule, including applicable sales and use taxes.

         (d) If you do give us 120 days written notice that you want to purchase the Equipment but you do not pay us the purchase price, you will continue to rent the Equipment. The rent will be the same monthly rental, subject to adjustment, as stated in the Schedule, including applicable sales and use taxes. You will continue to pay us this rent until you have paid the purchase price for the Equipment. The rent payments will not be credited to the purchase price.

         (e) If you do give us 120 days written notice that you want to return the Equipment to us, but you do not return the Equipment in compliance with the return conditions contained in the next paragraph, you will continue to rent the Equipment. The rent will be the same monthly rental, subject to adjustment, as stated in the Schedule, including applicable sales and use taxes. You will continue to pay us this rent until you have returned the Equipment to us in compliance with these return conditions.

         (f) Return conditions: - You will return the Equipment, freight and insurance prepaid by you, to us at a location we request in the continental United States of America. It will be returned in good operating condition normal wear and tear excepted, as required by
             Section 6 above. The Equipment will not be subject to any liens when it is returned, and

             (1) You will pack or crate the Equipment for shipping in the original containers, or comparable ones. You will do this carefully and follow all


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         recommendations of the Supplier and the Manufacturer as to packing or crating.

         (2) You will also return to us the plans, specifications, operating manuals, software documentation, discs, warranties and other documents furnished by the Manufacturer or Supplier. You will also return to us all service logs and service reports, as well as all written materials that you may have concerning the maintenance and operation of the Equipment.

         (3) At our request, you will provide us with up to 60 days free storage of the Equipment at your location, and will let us (or our agent) have access to the Equipment in order to inspect it, display it to others for purchase and sell it.

         (4) You will pay us what it costs us to repair the Equipment if you do not return it in the required condition.

    8.   RISK OF LOSS.

         (a) You have the complete risk of loss or damage to the Equipment. Loss or damage to the Equipment will not relieve you of your obligation to pay rent.

         (b) If any Equipment is lost or damaged, you have two choices (although if you are in default under this Lease, we and not you will have the two options).
                The choices are:

                (1) Repair or replace the damaged or lost Equipment so that, once again, we own Equipment in good operating condition and have clear title to it.

                (2) Pay us the present value (as of the date of payment) of the remaining rent payments and our residual interest in the Equipment. We will calculate the present value using a discount rate of five (5%) percent per year. Once you have paid us this amount and any other amount that you may owe us, you (or your insurer) may keep the Equipment for salvage purposes, on an "AS IS, WHERE IS" basis.

    9.   INSURANCE.

         (a) Until you have properly returned the Equipment to us, you will keep it insured. The amount of the insurance, the coverage, and the insurance company must be acceptable to us.

         (b) If you do not provide us with written evidence of insurance that is acceptable to us, we may buy the insurance ourselves, at your expense. You will promptly pay us the cost of this insurance. We have no obligation to purchase any insurance. Any insurance that we purchase will be our insurance, and not yours, and we may insure the Equipment beyond the end of the Term.

         (c) Insurance proceeds may be used to repair or replace damaged or lost Equipment or to pay us the present value of the rent and our residual interest in the Equipment. (See Section 8, "Risk of Loss", above).

         (d) You appoint us as your "attorney-in-fact" to make claims under the insurance policies, to receive payments under the insurance policies, and to endorse your name on all documents, checks or drafts relating to insurance claims for Equipment.

    10.  TAXES.

         (a) You will pay all sales, use, excise, stamp, documentary and ad valorum taxes, license and registration fees, assessments, fines, penalties and similar charges imposed on the ownership, possession, use or lease of the Equipment.

         (b) You will pay all taxes (other than our federal or state net income taxes) imposed on you or on us or the rent payments.


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        (c) You will reimburse us for any of these taxes that we pay or advance.

        (d) Unless we notify you otherwise, we will file and pay for any personal property taxes on the Equipment. You will reimburse us for the full amount of these taxes, without regard to early payment discount. We may estimate the amount of these taxes in advance and bill you periodically in advance for these taxes.

    11. INDEMNITY.

        (a) You will indemnify us, defend us and hold us harmless. This applies to any and all claims, expenses and attorney's fees concerning or arising from the Equipment, this Lease, or any Schedule. It includes any claims concerning the manufacture, selection, delivery, possession, use, operation or return of the Equipment.

        (b) This obligation of yours to indemnify us continues even after the Term is over.

    12. DEFAULT.

    You are in default if any of the following happens:

        (a) You do not pay us, when it is due, any rent payment or other payment that you owe us under this Lease, any Schedule, or any other lease, loan or other financial arrangement that you have with us.

        (b) Any of the financial information that you give us is not true and complete, or you fail to tell us anything that would make the financial information not misleading.

        (c) You do something you are not permitted to do, or you fail to do anything that is required of you, under this Lease, any Schedule or any other lease, loan or other financial arrangement that you have with us.

        (d) An event of default occurs under any other lease, loan or obligation of yours that exceeds $100,000 in the aggregate and continues beyond any applicable grace period provided therein unless the default is being contested in good faith.

        (e) You file bankruptcy or involuntary bankruptcy is filed against you and such involuntary bankruptcy is not dismissed within 60 days.

        (f) You are subject to any other insolvency proceeding other than bankruptcy (for example, a receivership action or an assignment for benefit of creditors) and such proceeding that is involuntary is not dismissed within 60 days.

        (g) Without our permission, you sell all or a substantial part of your assets, merge or consolidate, or a majority of your voting stock or interests is transferred. However, you may, without violating the provisions of this clause, consolidate with or merge with a corporation or other entity organized under the laws of one of the states of the United States or the District of Columbia (the surviving entity, a "successor", or sell (except by means of a sale and leaseback arrangement) all or substantially all of its business and assets to a transferee (the "transferee"), on the condition that any successor or transferee either expressly or by operation of law assume in writing all of your obligations pursuant to this Lease, and that the net tangible assets and the net worth (determined in accordance with generally accepted accounting principles) of the successor or transferee after the consolidation, merger or sale shall be at least equal to your net tangible assets, as the case may be, immediately prior to the consolidation, merger or sale.

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          (h)  There is a material adverse change in your financial condition, business or operations.


13.  REMEDIES, DEFAULT INTEREST, LATE FEES.

If you are in default we may exercise one or more of our "remedies." Each of our remedies is independent. We may exercise any of our remedies, all of our remedies or none of our remedies. We may exercise them in any order we choose. Our exercise of any remedy will not prevent us from exercising any other remedy or be an "election of remedies." If we do not exercise a remedy, or if we delay in exercising a remedy, this does not mean that we are forgiving your default or that we are giving up our right to exercise the remedy. Our remedies allow us to do one or more of the following:

          (a) Require you to immediately pay us all rent for the entire Term for any or all Schedules.

          (b) Require you to immediately pay us all amounts that you are required to pay us for the entire Term of any other leases, loans or other financial arrangements that you have with us.

          (c) Sue you for all rent and other amounts you owe us plus the greater of (1) the actual residual value of the Equipment or (2) the residual value we assumed when we leased it to you. Future rent and residual value will be discounted to present value using a discount rate of five (5%) percent per year.

          (d) Require you at your expense to return the Equipment and to comply with all of the terms of Section 7(f) hereof.

          (e) Exercise any remedy under the Uniform Commercial Code or as otherwise permitted by law, including, without limitation, to the extent permitted, retaking and removing the Equipment. We have your permission to remove any physical obstructions to removal of the Equipment. We may also disconnect and separate all Equipment from other property. You will not be entitled to any damages resulting from removal or repossession of the Equipment. We may use, ship, store, repair or lease any Equipment that we repossess. We may sell any repossessed Equipment at private or public sale. You give us permission to show the Equipment to buyers at your location free of charge during normal business hours. If we do this, we do not have to remove the Equipment from your location. If we repossess the Equipment and sell it, we will give you a credit for the net sale price, after subtracting our costs of repossessing and selling the Equipment. If we rent the Equipment to somebody else, we will give you credit for the net rent received, after subtracting our costs of repossessing and renting the Equipment, but the credit will be discounted to present value using the discount rate that we used in calculating your rental payment under the Schedule for the Equipment. The credit will be applied against what you owe us under this Lease, the Schedules and any other leases, loans or other financial arrangements that you have with us. If the credit exceeds the amount you owe under this lease, the Schedules and any other leases, loans or other financial arrangements that you have with us, we will refund the amount of the excess to you.

          (f) We will have all of our rights and remedies under this Lease, the Schedules and all agreements, instruments and documents executed in connection herewith and therewith and all of our rights and remedies under applicable law, whether as a secured party or otherwise.

          (g)  You will also pay us the following:

               (1)  All our expenses of enforcing our remedies. This

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             includes all our expenses to repossess, store, ship, repair and sell the Equipment.

             (2) Our reasonable attorney's fees and expenses.

             (3) Default interest on everything you owe us from the date of your default to the date on which we are paid in full. The "default interest rate" will be one and one-half (1.5%) percent per month. If this interest rate exceeds the highest legal interest rate, you will only be required to pay us default interest at the highest legal interest rate.

         (h) You realize that the damages we could suffer as a result of your default are very uncertain. You also realize that the value of an unexpired lease Term is difficult or impossible to calculate. This is why we have agreed with you in advance on the discount rates and default interest rate to be used in calculating the payments you will owe us if you default. You agree that, for these reasons, the payments you will owe us if you default are "agreed" or "liquidated" damages. You understand that these payments are not "penalties" or "forfeitures."

         (i) You will pay us a late fee whenever you pay any amount that you owe us more than 10 days after it is due. You will pay the late fee within one month after the late payment was originally due. The late fee will be seven (7%) percent of the late payment. If this exceeds the highest legal amount we can charge you; you will only be required to pay the highest legal amount. The late fee is intended to reimburse us for our collection costs that are caused by late payment. It is charged in addition to all other amounts you are required to pay us, including default interest. However, no new late fee will be charged during any period that default interest is charged.

     14. PERFORMING YOUR OBLIGATIONS IF YOU DO NOT.

     If you do not perform one or more of your obligations under this Lease or Schedule, we may perform it for you. We will notify you in writing at least 10 days before we do this. We do not have to perform any of your obligations for you. If we do choose to perform them, you will pay us all of our expenses to perform the obligations. You will also reimburse us for any money that we advance to perform your obligations, together with interest at the default interest rate on that amount. This will be additional "rent" that you will owe us and you will pay it at the same time that your next rent payment is due.

     15. INFORMATION SUPPLIED BY YOU.

         (a) You have supplied us with information about the Equipment. You promise to us that the amount we are paying for the Equipment is no more than the fair and usual price for this kind of Equipment, taking into account any discounts, rebates and allowances that you or any affiliate of yours may have been given for the Equipment.

         (b) During the Term you will promptly provide us with copies of any current, quarterly and annual reports and all proxy (or information) statements you file with the Securities and Exchange Commission (SEC).

         (c) You will also provide us with the following financial statements:

             (1) Quarterly balance sheet and statements of earnings and cash flow, within 45 days after the end of your first three fiscal quarters in each fiscal year. These will be certified by the chief financial officer.

             (2) Annual balance sheet and statements of earnings and cash flow, within 90 days after the end of each fiscal year. These will be



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             audited by independent auditors from a national accounting firm
             (the "Big Five"). Their audit report must be unqualified.


             All financial statements will be prepared according to generally accepted accounting principles, consistently applied. All financial statements and SEC filings that you provide us will be true and complete. They will not fail to tell us anything that would make them not misleading.


         (d) At the same time you deliver the financial statements described in paragraphs 15(c)(1) and (2), you will also provide us with a certificate of your chief financial officer stating that no default exists, or, if he cannot certify this because a default does exist, he must specify in reasonable detail the nature of the default.


     16. COVENANT.


     You shall take all action necessary to assure that there will be no material adverse change to your business by reason of the advent of the year 2000, including, without limitation, that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process all dates after December 31, 1999. At our request, you shall provide to us assurance reasonably acceptable to us that your computer-based systems, embedded microchips and other processing capabilities are year 2000 compatible.


     17. REPRESENTATIONS AND WARRANTS.


     You represent and warrant to us as follows:


         (a) You are duly organized, existing and in good standing wherever you are required by law to be so qualified. You have full power and authority to execute, deliver and carry out the provisions of this Lease and all Schedules and to lease the Equipment hereunder and thereunder. This Lease, all Schedules and all agreements, instruments and documents executed in connection herewith or therewith are validly executed and delivered by you and are the legal, valid and binding obligations of you, each enforceable in accordance with its terms.


         (b) All financial information and other information that you have given us is true and complete. You have not failed to tell us anything that would make the financial information misleading. There has been no material adverse change in your financial condition, business or operations, from the financial condition, business or operations that you disclosed to us.


         (c) You have complied with all "environmental laws" and will continue to comply with all "environmental laws." No "hazardous substances" are used, generated, treated, stored or disposed of by you or at your properties except in compliance with all environmental laws. "Environmental laws" mean all federal, state or local environmental laws and regulations, including the following laws:
             CERCLA, RCRA, Hazardous Materials Transport Act and The Federal Water Pollution Control Act. "Hazardous substances" means all hazardous or toxic wastes, materials or substances, as defined in the environmental laws, as well as oil, flammable substances, asbestos that is or could become friable, urea formaldehyde insulation, polychlorinated biphenyls and radon gas.


         (d) You have taken all action necessary to assure that there has been no material adverse change to your business by reason of the advent of the year 2000; this includes, without limitation, your representation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize


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    and process dates after December 31, 1999.

    18. UNIFORM COMMERCIAL CODE DISCLAIMERS OF WARRANTIES AND WAIVERS.

    WE DID NOT MANUFACTURE OR SUPPLY THE EQUIPMENT. WE ARE NOT A DEALER IN THE EQUIPMENT. INSTEAD, YOU CHOSE THE EQUIPMENT.

    WE DO NOT MAKE ANY WARRANTY AS TO THE EQUIPMENT. WE DO NOT MAKE ANY WARRANTY AS TO "MERCHANTABILITY" OR "SUITABILITY" OR "FITNESS FOR A PARTICULAR PURPOSE" OR "NONINFRINGEMENT" OF ANY PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT.

    WE WILL NOT BE RESPONSIBLE FOR ANY LOSS, DAMAGE, OR INJURY TO YOU OR ANYBODY ELSE AS A RESULT OF ANY DEFECTS, HIDDEN OR OTHERWISE, IN THE EQUIPMENT UNDER "STRICT LIABILITY" LAWS OR ANY OTHER LAWS.

    WE WILL NOT BE RESPONSIBLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR GOODWILL.

    WE MAKE NO WARRANTY AS TO THE TREATMENT OF THIS LEASE FOR TAX OR ACCOUNTING PURPOSES.

    If the Equipment is unsatisfactory, you will continue to pay us all rent and other amounts you are required to pay us. You must seek repair or replacement of the Equipment solely from the Manufacturer or Supplier and not from us. You may use our rights under any Manufacturer or Supplier warranties on the Equipment to get it repaired or replaced. Neither the Manufacturer nor the Supplier is our "agent", so they cannot speak for us and they are not allowed to make any changes in this Lease or any Schedule, or give up any of our rights.

    19. UNIFORM COMMERCIAL CODE ARTICLE 2A PROVISIONS.

    This Lease is a "Finance Lease" under Article 2A of the Uniform Commercial Code. You agree that (a) we have advised you of the identity of the Supplier, (b) you may have rights under the "supplier contract" under which we are purchasing the Equipment from the Supplier and (c) you may contact the Supplier for a description of these rights.

    YOU WAIVE ANY AND ALL OF YOUR RIGHTS AND REMEDIES UNDER ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE, INCLUDING SECTIONS 2A-508 THROUGH 2A-522 OF THE UNIFORM COMMERCIAL CODE.

    20. ASSIGNMENT.

    WE MAY ASSIGN THIS LEASE OR ANY SCHEDULE OR ANY RENT PAYMENTS WITHOUT YOUR PERMISSION.

    WE MAY GRANT A SECURITY INTEREST IN THE EQUIPMENT WITHOUT YOUR PERMISSION.

    THE PERSON TO WHOM WE ASSIGN IS CALLED THE "ASSIGNEE." THE ASSIGNEE WILL NOT HAVE ANY OF OUR OBLIGATIONS UNDER THIS LEASE. YOU WILL NOT BE ABLE TO RAISE ANY DEFENSE, COUNTERCLAIM OR OFFSET AGAINST THE ASSIGNEE. NOTWITHSTANDING ANY SUCH ASSIGNMENT OR GRANTING OF A SECURITY INTEREST, WE WILL CONTINUE TO BE LIABLE FOR ALL OF OUR OBLIGATIONS UNDER THIS LEASE.

    AFTER ASSIGNMENT YOU MAY "QUIETLY ENJOY" THE USE OF THE EQUIPMENT SO LONG AS YOU ARE NOT IN DEFAULT.

    UNLESS YOU RECEIVE OUR WRITTEN PERMISSION, YOU MAY NOT ASSIGN OR TRANSFER YOUR RIGHTS UNDER THIS LEASE OR ANY SCHEDULE. YOU ALSO ARE NOT ALLOWED TO SUBLET THE EQUIPMENT OR LET ANYBODY ELSE USE IT UNLESS WE GIVE YOU OUR WRITTEN PERMISSION.

    21. PUBLICITY.

    We may make press releases and publish a tombstone announcing this transaction and its total amount. You may publicize this transaction with our prior written consent.

    22. NOTICES.

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
     Your address for notices is your address set forth below your name on the signature page of this Lease. We may give you written notice in person, by mail, by overnight delivery service, or by fax. Notice will be sent to your address below your signature. Mail notice will be effective three (3) days after we deposit it with the U.S. Postal Service. Overnight delivery notice requires a receipt and tracking number. Fax notice requires a receipt from the sending machine showing that it has been sent to your fax number and received.


     Our address for notices is our address set forth below our name on the signature page of this Lease, with attention: Director, Contract Administration. You will also give copies of all notices to us at our principal place of business at the address set forth in the opening paragraph of this Lease, with attention to Vice President, Law Department. You may give us notice the same way that we may give you notice.

     23. ACCEPTANCE BY FINOVA, GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS, WAIVER OF JURY TRIAL.

     THIS LEASE WILL ONLY BE BINDING WHEN WE HAVE ACCEPTED IT IN WRITING.

     THIS LEASE IS GOVERNED BY THE LAWS OF THE STATE OF ARIZONA, THE STATE IN WHICH OUR OFFICE IS LOCATED IN WHICH FINAL APPROVAL OF THE TERMS AND CONDITIONS OF THIS LEASE OCCURRED AND FROM WHICH PAYMENT FOR THE EQUIPMENT WILL BE ORDERED. HOWEVER, IF THIS LEASE IS UNENFORCEABLE UNDER ARIZONA LAW, IT WILL INSTEAD BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE EQUIPMENT IS LOCATED.

     YOU MAY ONLY SUE US IN A FEDERAL OR STATE COURT THAT IS LOCATED IN MARICOPA COUNTY, ARIZONA. THIS APPLIES TO ALL LAWSUITS UNDER ALL LEGAL THEORIES, INCLUDING CONTRACT, TORT AND STRICT LIABILITY. YOU CONSENT TO THE PERSONAL JURISDICTION OF THESE ARIZONA COURTS. YOU WILL NOT CLAIM THAT MARICOPA COUNTY, ARIZONA, IS AN "INCONVENIENT FORUM" OR THAT IT IS NOT A PROPER "VENUE."

     WE MAY SUE YOU IN ANY COURT THAT HAS JURISDICTION. WE MAY SERVE YOU WITH PROCESS IN A LAWSUIT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO YOUR ADDRESS INDICATED ABOVE YOUR SIGNATURE BELOW.

     YOU AND WE EACH WAIVE ANY RIGHT YOU OR WE MAY HAVE TO A JURY TRIAL IN ANY LAWSUIT BETWEEN YOU AND US.

     24.  GENERAL.

     This Lease benefits our successors and assigns. This Lease benefits only those successors and assigns of yours that we have approved in writing.

     This Lease binds your successors and assigns. This Lease bind only those successors and assigns of ours that clearly assume our obligations in writing.

     TIME IS OF THE ESSENCE OF THIS LEASE.

     This Lease and all of the Schedules is the entire agreement between you and us concerning the Equipment.

     Only an employee of FINOVA who is authorized by corporate resolution or policy may modify or amend this Lease or any Schedule on our behalf, and this must be in writing. Only he or she may give up any of our rights, and this must be in writing. If more than one person is the Lessee under this Lease, then each of you is jointly and severally liable for your obligations under this Lease.

     This Lease is only for your benefit and for our benefit, as well our successors and assigns. It is not intended to benefit any other person.

     If any provision in this Lease is unenforceable, then that provision must be deleted. Only unenforceable provisions are to be deleted. The rest of the lease will remain as written.

     See our Commitment Letter to you dated January 14, 2000 and revised January 20, 2000 (the "Commitment Letter"), which you and we consider to be part of this Lease. The terms and conditions of the Commitment Letter continue following the execution of the initial Schedule, including, without limitation, conditions to entering into any additional Schedule. However, if there is a conflict between the terms and conditions of this Lease or any Schedule and the terms and conditions of the Commitment Letter, then you and we agree that the terms and conditions of this Lease and the Schedules control over the Commitment Letter terms and conditions.


LESSOR:                                           LESSEE:
FINOVA CAPITAL CORPORATION                        TRITON NETWORK SYSTEMS, INC.
10 WATERSIDE DRIVE                                8529 SOUTHPARK CIRCLE
FARMINGTON, CONNECTICUT 06032-3065                ORLANDO, FL 32819

BY:                                               BY:  /s/ KEN VINES
   -------------------------------                   -------------------------

PRINTED NAME:                                     PRINTED NAME: KEN VINES
             ---------------------                             ----------------

TITLE:                                            TITLE:  CFO
      ----------------------------                      -----------------------

FAX NUMBER: (860) 676-1814                        Taxpayer ID#
                                                              --------------


DATE ACCEPTED:              , 2000               FAX NUMBER:
              --------------                                -------------------

                                                  DATED:  FEBRUARY 25    , 2000
                                                        -----------------


STATE OF FLORIDA
COUNTY OF ORANGE



     I acknowledge that Ken Vines, who stated that he/she is CFO of the Lessee named above, signed this Lease in my presence today: Feb. 25, 2000. He/She acknowledged to me that his/her signature on this Lease was authorized by Lessee's board of directors or other governing body.



                                                        /s/ CAROLYN S. JOHNSON
                                                        -----------------------
   [SEAL]                                               Notary Public




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